UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2007
BabyUniverse, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-32577	65-0797093

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South US Highway One, Suite 500, Jupiter, Florida	33477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 277-6400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☑	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement	1
Item 9.01	Financial Statements and Exhibits	3

i

Item 1.01 Entry into a Material Definitive Agreement.
     Merger Agreement
     On March 13, 2007, BabyUniverse, Inc. (“POSH”), eToys Direct, Inc. (“eToys”), and Baby Acquisition Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub is to merge with and into eToys, with eToys continuing as the surviving corporation and a wholly-owned subsidiary of POSH (the “Merger”).
     On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, and as a result thereof, each share of common stock, par value $0.01 per share, of eToys (the “eToys Common Stock”) will be converted into the right to receive such number of shares of common stock, par value $0.001 per share, of POSH (the “POSH Common Stock”) as is equal to the quotient of (x) the product of (A) the number of shares of POSH Common Stock outstanding, on a fully diluted basis, as of the closing of the Merger and (B) two, divided by (y) the number of shares of eToys Common Stock outstanding as of the closing of the Merger (the “Exchange Ratio”).
     Each outstanding option to purchase eToys Common Stock will be cancelled at the effective time of the Merger and automatically converted into an option to acquire such number of shares of POSH Common Stock as is equal to the product of (x) the number of shares of eToys Common Stock subject to such outstanding option and (y) the Exchange Ratio, at an exercise price per share equal (rounded up to the nearest whole cent) to the quotient of (i) the exercise price per share of such outstanding option, and (ii) the Exchange Ratio.
     POSH, eToys and Merger Sub have made customary representations, warranties and covenants to one another in the Merger Agreement. Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger Agreement by the holders of POSH Common Stock and the absence of any law or order prohibiting the consummation of the Merger. The Merger Agreement contains certain termination rights for both POSH and eToys, and further provides that, upon termination of the Merger Agreement under specified circumstances, POSH may be required to pay eToys a termination fee of up to $1,567,178, and reimburse eToys for the expenses incurred by it in connection with the transaction in a maximum amount of $1,500,000.
     The Merger was unanimously approved by the board of directors of each of POSH and eToys. The completion of the Merger is currently anticipated to occur in the second or third quarter of 2007, and the Merger Agreement shall terminate at the election of either POSH or eToys if the Merger has not been consummated by September 13, 2007, or by the mutual written consent of POSH and eToys, or for any other reason as described in the Merger Agreement.
     The Merger Agreement contains representations and warranties that POSH, on behalf of itself and Merger Sub, and eToys made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between POSH and eToys and are subject to important qualifications and limitations agreed to by POSH and eToys in connection with negotiating the Merger Agreement.

Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the specific purpose of allocating risk between POSH and eToys rather than establishing any matters as facts.
     The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding POSH, eToys and the Merger that will be contained in, or incorporated by reference into, the registration statement and proxy statement/prospectus that POSH will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that POSH makes with the Securities and Exchange Commission (the “SEC”) from time to time.
     Voting Agreement
     In connection with the Merger Agreement, and as required by eToys as a condition to its execution of the Merger Agreement, on March 13, 2007, certain of the shareholders of POSH entered into a Voting Agreement with eToys (the “Voting Agreement”), pursuant to which they each agreed, among other things, to vote an agreed upon number of shares of POSH Common Stock held by them in favor of the Merger and against any other merger or acquisition proposal or offer. If the Merger Agreement is terminated, the Voting Agreement will also terminate. The aggregate number of shares of POSH Common Stock covered by the Voting Agreement is 2,153,553, which represented approximately 38% of the outstanding shares of POSH Common Stock as of March 13, 2007.
     The above are brief summaries of the Merger Agreement and the Voting Agreement. These summaries do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and (ii) the full text of the Voting Agreement, which is attached hereto as Exhibit 4.1, respectively, which Merger Agreement and Voting Agreement are incorporated herein by reference.
* * * *
     This Current Report on Form 8-K does not constitute an offer of any securities for sale. The proposed Merger will be submitted to POSH’s shareholders for their consideration. In connection with the proposed Merger, POSH will file a registration statement, a proxy statement/prospectus and other materials with the SEC. POSH URGES YOU TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT POSH, ETOYS AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement/prospectus (when available) as well as other filed documents containing information about POSH and the proposed Merger at http://www.sec.gov, the SEC’s website. Free copies of POSH’s SEC filings are also available on POSH’s website at http://www.babyuniverse.com.

     POSH and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from POSH’s shareholders with respect to the proposed Merger. Information regarding the officers and directors of POSH is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 1, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed Merger.
     This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties relating to future events or POSH’s future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in POSH’s SEC filings. You are advised to consult further disclosures POSH may make on related subjects in its future filings with the SEC.
     In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct, nor can we guarantee future results, levels of activity, performance or achievements.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2007, by and among BabyUniverse, Inc., eToys Direct, Inc. and Baby Acquisition Sub, Inc.*

4.1	Voting Agreement, dated as of March 13, 2007, by and among eToys Direct, Inc. and certain shareholders of BabyUniverse, Inc.

*	Schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. POSH agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BabyUniverse, Inc.

Dated: March 16, 2007	By:	/s/ John C. Textor
John C. Textor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 13, 2007, by and among BabyUniverse, Inc., eToys Direct, Inc. and Baby Acquisition Sub, Inc.*

4.1	Voting Agreement, dated as of March 13, 2007, by and among eToys Direct, Inc. and certain shareholders of BabyUniverse, Inc.

*	Schedules and Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. POSH agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.